Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Form 8-K/A for Navigant Consulting, Inc. our report dated February 18, 2005 accompanying the consolidated financial statements of Casas, Benjamin & White, LLC for the three year period ended December 31, 2004.

/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

April 26, 2005